UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2025

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 16, 2025, the Board of Directors of Venu Holding Corporation (the “Company”) adopted an amendment to the Company’s Insider Trading Policy (the “Policy”), which is incorporated into the Company’s Code of Business Conduct and Ethics (the “Code”). The amendment pertains to the provision of the Policy related to margin accounts and stock pledges. As amended, the Policy now provides that persons subject to the Policy may not hold Company securities in a margin account or pledge Company securities as collateral for a loan, except in the case of having received the prior approval of the person serving as the compliance officer of the Policy (or the Board of Directors of a committee thereof), whereas the Policy previously prohibited stock pledges and holding Company securities in a margin account in all cases. As amended, the Policy permits the chief compliance officer to, from time to time, permit stock pledges or margin transactions in limited circumstances and after due consideration and a review of the facts and circumstances, including a determination that any proposed stock pledge or transaction at issue does not present the opportunity for insider trading (or allegations of insider trading (or impermissible tipping)) that the Policy is intended to prevent.

Item 7.01 Regulation FD Disclosure.

On October 17, 2025, the Company issued a press release announcing certain services that it intends to make available through its wholly owned subsidiary, Venu 280, LLC, doing business as Artist 280 (“Artist 280”). The press release is furnished as Exhibit 99.1 hereto. Using an aircraft owned by Artist 280 and operated by an FAA certificated air carrier, the Company will be able to provide access to private air travel to artists that perform at Company venues without having to rely on third-party air-travel services. The aircraft was acquired by Artist 280, in part, with proceeds of a loan extended to Artist 280 in September 2025 by PNC Bank, National Association. Obligations under that loan are secured by the aircraft under an Aircraft Security Agreement. In addition, the Company’s Chief Executive Officer delivered a limited guaranty and suretyship agreement in connection with that loan.

Being able to provide access to private travel services to artists that perform at Company venues directly through Artist 280, as opposed to through outside parties, is expected to allow the Company to save on third-party costs and expenses historically incurred by the Company when artists require private travel arrangements to perform at venues or events as part of their performance contracts. In addition, the incremental ownership and maintenance costs of the aircraft are expected to be offset, in part, by certain tax benefits now afforded to owners of private aircraft.

The information contained in Exhibit 99.1 to this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 17, 2025
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: October 17, 2025	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman